10th March, 1995



Mr. Paul Wagler


                                                               BY FAX:

Dear Paul:

Thank you for our excellent meeting this morning. Further to our discussions I herewith give you a formal offer as follows:

Position:           Executive Vice President Finance

Salary:             1st year - $250,000 Cdn pro-rated for 1995
                    2nd year - $300,000 Cdn

Bonus:              50% of salary pro-rated in 1995.

Stock Options:      40,000 shares vested over our normal period which is either
                    5 or 7 years.

It is my understanding that you should be available full time in 2 weeks and possibly sooner.

It is also my understanding that you should be available to meet with Alex Brown Wednesday afternoon at approximately 2:00 p.m., to be confirmed by Janet, and join us for a dinner cruise with the Alex Brown people Wednesday night. I also understand that you will join us for our Thursday 7:30 a.m. tax brainstorming meeting on our boat.

Please call me at home        this weekend re acceptance.

Bruce, Dwight and I feel very positive about you joining our dynamic company and being a vital part of a dynamic team.

Most Sincerely,

/s/ Raymond Loewen
Ray Loewen
Chairman & CEO